Exhibit 99.1

CIMAREX ENERGY CO.
INTRODUCTION TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
On May 23, 2018, Cimarex Energy Co. (“Cimarex,” “we,” or “us”) entered into a Purchase and Sale Agreement with Callon Petroleum Operating Company (“Callon”) pursuant to which we agreed to sell, and Callon agreed to purchase, oil and gas properties principally located in Ward County, Texas (the “Ward County assets”) for $570.0 million. The transaction closed on August 31, 2018. The purchase price was adjusted to $544.5 million to reflect the resolution of all asserted defects. Taking into account the $28.5 million deposit we received from Callon and $5.9 million of post effective date net revenue and expenditures, Cimarex received $510.1 million at closing. Final settlement, which will reflect any other post-closing adjustments, will occur within 120 days of closing.
The following unaudited pro forma condensed consolidated financial statements and explanatory notes present how our condensed consolidated financial statements may have appeared had the sale of the Ward County assets occurred as of June 30, 2018 (with respect to the balance sheet information presented) and had the sale of the Ward County assets occurred as of January 1, 2017 (with respect to the statement of operations information presented).
The unaudited pro forma condensed consolidated financial statements have been derived from and should be read together with the historical consolidated financial statements and the related notes of Cimarex included in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.
The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to represent what our results of operations or financial position would actually have been had the sale described above occurred on the dates noted above, or to project our results of operations or financial position for any future periods. The pro forma adjustments are directly attributable to the sale and are based on available information and certain assumptions that management believes are reasonable. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

CIMAREX ENERGY CO.
Pro Forma Condensed Consolidated Balance Sheet
(in thousands, except share and per share information)
(Unaudited)

	June 30, 2018
	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$410,823	$514,698	(a)	$925,521
Accounts receivable, net of allowance:
Trade	128,984	—		128,984
Oil and gas sales	304,255	—		304,255
Gas gathering, processing, and marketing	11,416	—		11,416
Oil and gas well equipment and supplies	53,375	—		53,375
Derivative instruments	72,943	—		72,943
Prepaid expenses	7,419	—		7,419
Other current assets	927	—		927
Total current assets	990,142	514,698		1,504,840
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	18,112,548	(546,771)	(b)	17,565,777
Unproved properties and properties under development, not being amortized	532,715	(5,038)	(b)	527,677
	18,645,263	(551,809)		18,093,454
Less—accumulated depreciation, depletion, amortization, and impairment	(15,000,443)	—		(15,000,443)
Net oil and gas properties	3,644,820	(551,809)		3,093,011
Fixed assets, net of accumulated depreciation of $312,927	238,964	—		238,964
Goodwill	620,232	—		620,232
Derivative instruments	2,330	—		2,330
Other assets	34,905	—		34,905
	$5,531,393	$(37,111)		$5,494,282
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable:
Trade	$74,596	$—		$74,596
Gas gathering, processing, and marketing	20,643	—		20,643
Accrued liabilities:
Exploration and development	146,886	—		146,886
Taxes other than income	24,392	—		24,392
Other	199,093	(28,500)	(a)	170,593
Derivative instruments	90,480	—		90,480
Revenue payable	180,869	(1,302)	(c)	179,567
Total current liabilities	736,959	(29,802)		707,157
Long-term debt:
Principal	1,500,000	—		1,500,000
Less—unamortized debt issuance costs and discount	(12,261)	—		(12,261)
Long-term debt, net	1,487,739	—		1,487,739
Deferred income taxes	201,350			201,350
Asset retirement obligation	159,568	(7,309)	(d)	152,259
Derivative instruments	11,511	—		11,511
Other liabilities	47,768	—		47,768
Total liabilities	2,644,895	(37,111)		2,607,784
Stockholders’ equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—		—
Common stock, $0.01 par value, 200,000,000 shares authorized and 95,392,547 shares issued	954	—		954
Additional paid-in capital	2,770,532	—		2,770,532
Retained earnings	112,811	—		112,811
Accumulated other comprehensive income	2,201	—		2,201
Total stockholders’ equity	2,886,498	—		2,886,498
	$5,531,393	$(37,111)		$5,494,282
See accompanying notes to Pro Forma Condensed Consolidated Financial Statements.

CIMAREX ENERGY CO.
Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share information)
(Unaudited)

	Six Months Ended June 30, 2018
	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Oil sales	$693,907	$(55,777)	(e)	$638,130
Gas and NGL sales	405,920	(6,017)	(e)	399,903
Gas gathering and other	23,262	—		23,262
Gas marketing	319	—		319
	1,123,408	(61,794)		1,061,614
Costs and expenses:
Depreciation, depletion, and amortization	276,247	(30,252)	(f)	245,995
Asset retirement obligation	3,113	(166)	(g)	2,947
Production	150,486	(17,849)	(e)	132,637
Transportation, processing, and other operating	97,098	(1,371)	(e)	95,727
Gas gathering and other	19,290	—		19,290
Taxes other than income	58,118	(2,890)	(e)	55,228
General and administrative	43,060	—		43,060
Stock compensation	9,825	—		9,825
Loss on derivative instruments, net	17,540	—		17,540
Other operating expense, net	5,455	—		5,455
	680,232	(52,528)		627,704
Operating income	443,176	(9,266)		433,910
Other (income) and expense:
Interest expense	33,678	—		33,678
Capitalized interest	(9,660)	—		(9,660)
Other, net	(7,172)	—		(7,172)
Income before income tax	426,330	(9,266)		417,064
Income tax expense	99,015	(2,152)	(h)	96,863
Net income	$327,315	$(7,114)		$320,201

Earnings per share to common stockholders:
Basic	$3.44	$(0.07)	(i)	$3.37
Diluted	$3.44	$(0.07)	(i)	$3.37

Weighted average shares outstanding:
Basic	93,713	—		93,713
Diluted	93,748	—		93,748
See accompanying notes to Pro Forma Condensed Consolidated Financial Statements.

CIMAREX ENERGY CO.
Pro Forma Condensed Consolidated Statement of Operations
(in thousands, except per share information)
(Unaudited)

	Year Ended December 31, 2017
	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Oil sales	$981,646	$(93,557)	(e)	$888,089
Gas sales	516,936	(4,940)	(e)	511,996
NGL sales	375,421	(7,570)	(e)	367,851
Gas gathering and other	43,751	—		43,751
Gas marketing	495	—		495
	1,918,249	(106,067)		1,812,182
Costs and expenses:
Depreciation, depletion, and amortization	446,031	(66,254)	(f)	379,777
Asset retirement obligation	15,624	(321)	(g)	15,303
Production	262,180	(27,600)	(e)	234,580
Transportation, processing, and other operating	231,640	(2,701)	(e)	228,939
Gas gathering and other	35,840	—		35,840
Taxes other than income	89,864	(7,004)	(e)	82,860
General and administrative	79,996	—		79,996
Stock compensation	26,256	—		26,256
Gain on derivative instruments, net	(21,210)	—		(21,210)
Other operating expense, net	1,314	—		1,314
	1,167,535	(103,880)		1,063,655
Operating income	750,714	(2,187)		748,527
Other (income) and expense:
Interest expense	74,821	—		74,821
Capitalized interest	(22,948)	—		(22,948)
Loss on early extinguishment of debt	28,187	—		28,187
Other, net	(11,342)	—		(11,342)
Income before income tax	681,996	(2,187)		679,809
Income tax expense	187,667	(602)	(h)	187,065
Net income	$494,329	$(1,585)		$492,744

Earnings per share to common stockholders:
Basic	$5.19	$(0.02)	(i)	$5.17
Diluted	$5.19	$(0.02)	(i)	$5.17

Weighted average shares outstanding:
Basic	93,466	—		93,466
Diluted	93,509	—		93,509
See accompanying notes to Pro Forma Condensed Consolidated Financial Statements.

CIMAREX ENERGY CO.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1 Basis of Presentation
The unaudited pro forma condensed consolidated financial statements are presented to give effect to the August 31, 2018 sale by Cimarex Energy Co. (“Cimarex,” “we” or “us”) of certain of its oil and gas properties located principally in Ward County, Texas (the “Ward County assets”). The announced sale price for the properties of $570.0 million was reduced to $544.5 million prior to close to reflect adjustments made to resolve all asserted defects, and is subject to certain closing adjustments. Following are descriptions of certain columns included in the accompanying unaudited pro forma condensed consolidated financial statements:
Historical-Represents the historical condensed consolidated balance sheet of Cimarex as of June 30, 2018, the historical condensed consolidated statement of operations of Cimarex for the six months ended June 30, 2018, and the historical condensed consolidated statement of operations of Cimarex for the year ended December 31, 2017.
Pro Forma Adjustments-Represents the adjustments to the historical condensed consolidated financial statements necessary to arrive at the pro forma financial position of Cimarex as of June 30, 2018, as if the sale of the Ward County assets occurred as of June 30, 2018, and the pro forma results of operations of Cimarex for the six months ended June 30, 2018 and the year ended December 31, 2017, as if the sale of the Ward County assets occurred as of January 1, 2017.
Note 2 Pro Forma Adjustments for the Sale of Assets
Condensed Consolidated Balance Sheet

(a)	To reflect receipt of cash proceeds at closing of the sale of the Ward County assets and removal of the $28.5 million deposit received in May 2018.

(b)	To adjust capitalized oil and gas properties for the effects of the sale of the Ward County assets.

(c)	To eliminate suspended revenues payable associated with the Ward County assets.

(d)	To eliminate the asset retirement obligations associated with the Ward County assets.

Condensed Consolidated Statements of Operations

(e)	To eliminate the revenues and direct operating expenses associated with the Ward County assets.

(f)	To adjust depletion to give effect to the reduction in the full cost pool, oil and gas reserves, and sales volumes as a result of the sale of the Ward County assets.

(g)	To eliminate accretion expense attributable to asset retirement obligations associated with the Ward County assets.

(h)	To adjust income tax expense for the effects of the pro forma adjustments.

(i)	To adjust earnings per share for the effects of the pro forma adjustments.